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                                                                   EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report included in or made a part of this registration statement, on Post-Effective Amendment No. 2 to Form SB-2 registering 507,926 shares of Common Stock, 233,421 shares of Common Stock by Selling Security Holders, and 50,783 Redeemable Public Warrants by Selling Security Holders, dated April 3, 1998 included in Gilman & Ciocia, Inc.'s Form 10-KSB Amendment No. 2 for the year ended June 30, 1997 and to all references to our Firm included in this registration statement.

                                       ARTHUR ANDERSEN LLP

New York, New York
June 8, 1998